Exhibit 99.1

Metalico, Inc.

2009 Annual Stockholders Meeting
Minutes

The 2009 Annual Meeting of the Stockholders of Metalico, Inc. (the “Company”) was called to order at 9:30 a.m. on June 23, 2009 at the Newark Liberty International Airport Marriott Hotel, Newark, New Jersey. A total of 31,162,181 shares of the Company’s common stock, representing approximately 82.33% of all issued and outstanding shares, was represented at the Meeting, constituting a quorum. Directors Carlos E. Agüero, Chairman, President, and Chief Executive Officer of the Company; Michael J. Drury, Executive Vice President of the Company; Earl B. Cornette, Bret R. Maxwell, Walter H. Barandiaran, and Paul A. Garrett attended. Also present were Eric W. Finlayson, Senior Vice President and Chief Financial Officer of the Company, Arnold S. Graber, Executive Vice President, General Counsel and Secretary of the Company, Kevin Whalen, the Company’s Vice President and Controller, David J. DelBianco, the Company’s Vice President of Business Development, and Andrew V. Masterman, head of the Company’s Platinum Group Metals group. Mr. Agüero presided as Chairman of the Meeting. Mr. Graber acted as Secretary of the Meeting.

Following the call to order, Mr. Agüero appointed Kevin Whalen as Inspector of Elections for the Meeting. At the request of Mr. Agüero, Mr. Graber confirmed that proper notice of the Meeting had been delivered to the Stockholders. The following items establishing such notice have been filed with the Company’s corporate records:

•	A certified list of the holders of Common Stock of the Company as of the close of business on the Record Date, prepared by Corporate Stock Transfer, Inc., the Company’s Transfer Agent.

•	An Affidavit of Distribution of Camille Nunnari, Manager, Broadridge Financial Solutions, Inc., as to the mailing, commencing on May 14, 2009, of records relating to this Annual Meeting to all stockholders of record of common stock of the Company as of the close of business on the Record Date;

•	the Company’s Proxy Statement, dated May 14, 2009;

•	the Company’s Annual Report for the fiscal year ended December 31, 2008; and

•	a Proxy for all holders of record of common stock of the Company as of the close of business on the Record Date.

Mr. Whalen confirmed that a quorum was present. A Report and Certification of Inspector of Election and Oath of Inspector of Election executed by representatives of Corporate Stock Transfer, Inc., the Company’s transfer agent and collector of proxies, has also been filed with the Company’s corporate records.

Mr. Agüero then introduced the Directors and Officers present at the Meeting.

The Chairman then reviewed the order of business for the Meeting, specifically:

1.	the election of six Directors to serve for the coming year and until their successors are elected,

2.	the ratification of the selection by the Audit Committee of the Board of Directors of independent auditors for the fiscal year ending December 31, 2009, and

3.	the approval of the issuance of shares of the Company’s common stock in certain events in connection with the exchange of such stock for outstanding debt of the Company,

all such matters having been described in the Company’s Proxy Statement dated May 14, 2009. Copies of the Agenda for the Meeting and the Rules of Procedure are attached to these minutes as Exhibit A hereto. The polls were then declared open.

At Mr. Agüero’s request, Mr. Graber then presented the three proposals.

Proposal Number One called for the election of the following nominees to serve on the Board of Directors of the Company:

Carlos E. Agüero
Michael J. Drury
Earl C. Cornette
Bret R. Maxwell
Walter H. Barandiaran
Paul A. Garrett

Proposal Number One was seconded by Stockholder James Snyder of Pittsburgh, Pennsylvania.

Proposal Number Two was to ratify the Audit Committee’s selection of J.H. Cohn, LLP as the Company’s independent audit firm for the fiscal year ending December 31, 2009. Proposal Number Two was seconded by Stockholder David DelBianco of Wrightstown, Pennsylvania.

Proposal Number Three was to approve the issuance of shares of the Company’s common stock in certain events in connection with the exchange of such stock for outstanding debt of the Company in accordance with the requirements of NYSE Amex, formerly known as the American Stock Exchange. Proposal Number Three was seconded by Stockholder Katherine Mikel of Edgewater, New Jersey.

Mr. Graber then recited the voting standards for approval of the proposals: for Proposal Number One, the election of Directors, the six persons receiving the greatest numbers of votes would be elected Directors of the Company, provided that each receives a majority vote of the outstanding shares of the Company’s stock represented at the Meeting and entitled to vote. Proposal Number Two and Proposal Number Three would be adopted if approved by the affirmative vote of a majority of the shares of the Company’s stock represented and voting at the Meeting.

Mr. Agüero next explained the voting and proxy procedures applicable to the proposals. He then opened the Meeting for discussion of the proposals. There being none, he declared the polls closed.

While the results were being tabulated, Mr. Agüero delivered remarks to the Stockholders on behalf of the Company’s Board of Directors and Management. A copied of his prepared remarks is attached as Exhibit B to these minutes.

At the conclusion of his remarks, Mr. Agüero opened the Meeting again for general questions and comments. Hearing none, he asked Mr. Whalen to report the tabulation of voting.

Mr. Whalen reported these vote totals:

For Proposal Number One, the election of directors:

Carlos E. Agüero	FOR	30,122,590	AGAINST	810,o17	ABSTAIN	229,574
Michael J. Drury	FOR	30,022,347	AGAINST	792,527	ABSTAIN	347,307
Earl B. Cornette	FOR	28,232,919	AGAINST	2,667,361	ABSTAIN	261,600
Bret R. Maxwell	FOR	28,540,514	AGAINST	2,362,915	ABSTAIN	258,451
Walter H. Barandiaran	FOR	28,546,155	AGAINST	2,388,051	ABSTAIN	227,675
Paul A. Garrett	FOR	30,258,369	AGAINST	673,786	ABSTAIN	230,026

On the basis of this count, he said, a majority of the shares of stock present and entitled to vote voted for the election of each of the Company’s nominees as Directors of the Company.

For Proposal Number Two, the ratification of the appointment of J.H. Cohn, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2009:

FOR	30,666,442
AGAINST	325,390
ABSTAIN	170,348

On the basis of this count, he stated, the ratification received the affirmative vote of a majority of the shares of stock present and entitled to vote.

For Proposal Number Three, the approval of the issuance of shares of the Company’s common stock in certain events in connection with the exchange of such stock for outstanding debt of the Company:

FOR	16,487,059
AGAINST	281,296
ABSTAIN	38,241

On the basis of this count, he stated, the approval received the affirmative vote of a majority of the shares of stock present and entitled to vote.

Mr. Agüero then declared that the nominees for Director had been duly elected, the appointment of J.H. Cohn, LLP as the Company’s independent audit firm had been ratified, and the issuance of shares of the Company’s common stock in certain events in connection with the exchange of such stock for outstanding debt of the Company had been approved.

There being no other business before the Stockholders, Mr. Agüero then adjourned the Meeting.

/s/ Arnold S. Graber
ARNOLD S. GRABER
Secretary of the Meeting

EXHIBIT A

Metalico, Inc.

2009 Annual Meeting
Of Stockholders

Newark Liberty International Airport Marriott Hotel
Newark, New Jersey
June 23, 2009 ? 9:30 a.m.

Agenda

1.	Call to Order.

2.	Establishment of Notice and Quorum.

3.	Introductions of Directors, Officers, and Auditor.

4.	Statement of Order of Business.

5.	Opening of Polls.

6.	Introduction of Proposals; Nomination of Directors.

7.	Discussion of Proposals.

8.	Voting on Proposals.

9.	Management Remarks.

10.	Stockholder Questions and Comments.

11.	Report of Election Results.

12.	Adjournment.

Rules of Procedure

Welcome to the Annual Meeting of Stockholders of Metalico, Inc. During the Meeting, Management will report to you on the Company’s operations and votes will be taken on the items of business on the Agenda. In the interest of an orderly meeting, we ask you to observe the following rules:

1.	The Meeting will be conducted in a manner designed to accomplish the business of the Meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it will not be necessary to follow Roberts’ Rules of Order or any other manual of parliamentary procedure.

2.	The business of the Meeting will follow the order shown in the Agenda. You need not vote at this Meeting if you have already voted by proxy. However, if you wish to change your vote, or if you have not voted, you will be given the opportunity to request a ballot and to vote before the polls are closed.

3.	The proposals set forth in the Proxy Statement dated May 14, 2009 will be presented and discussed. Questions or comments with respect to the proposals, or which may be raised during the general stockholder question and comment period following the voting, should be limited to no more than three minutes.

4.	No one may address the Meeting until recognized by the Chairman.

5.	If you wish to speak please raise your hand so that you can be provided with a microphone. After the Chairman of the Meeting recognizes you, please stand, give your name and city of residence, and state whether you are a stockholder or hold the proxy of a stockholder.

NOTE: In order to speak at the Meeting, you must be either a stockholder of record as of May 4, 2009 or must be named in a proxy given by a stockholder of record as of May 4, 2009, and properly filed with the Secretary of the Company prior to the Meeting.

6.	Stockholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the Meeting, pertinent to matters properly before the Meeting, and briefly stated within a time limit of three minutes. The Meeting is not to be used as a forum to present general economic, political, or other views that are not directly related to the matters properly before the Meeting. Once you have spoken on a subject, please give other stockholders the opportunity to speak before asking to be recognized for a second time.

7.	If you have questions that are not related to the Meeting or that are not of concern to the stockholders generally, one of the officers present will be available to discuss the matter with you after the Meeting or at some other mutually convenient time.

8.	The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without the written permission of the Company.

EXHIBIT B

Management Remarks

Welcome again and thank you for attending Metalico’s 2009 Annual Meeting. What a difference a year makes. Many things have changed for Metalico and our economy since we gathered for last year’s annual meeting.

In the first half of 2008, Metalico enjoyed robust growth and record commodity metal prices. During the second half we experienced crashing metal prices and an unprecedented downturn in the US and world economy that was largely responsible for the adverse performance Metalico turned in during the last part of the year. Unfortunately, most of these trends, such as slow production and consumption, tight credit and low commodity prices, are still with us today although there are signs that the economy is improving slowly.

During 2007 and 2008 our Company focused on growth through acquisitions. We completed several important purchases and more than doubled the size of the Company by early May of 2008, when we closed on our latest and last purchase: the Snyder Group of assets in the Pittsburgh market. In order to accomplish this growth Metalico raised more than $200 million of capital, primarily in the form of term debt, some equity and Notes convertible into equity.

When commodity metal prices started their steep correction during the third quarter of 2008 year and recessionary conditions deepened, we understood that earnings and cash flow were going to be adversely affected for quite some time. More importantly, we recognized that our debt load had to be reduced. As a result, early in the Fourth Quarter we carefully reviewed all aspects of the company’s operations and we moved quickly to mitigate the impact of the crisis on our business.

•	First, we aggressively contained our metal buying prices. We concentrated on clearing inventories rapidly and building up our cash reserves.

•	We severely limited our capital expenditures.

•	We instituted hiring and wage freezes.

•	Overtime was cut back or eliminated.

•	Where appropriate, operations were temporarily idled.

•	We reassigned personnel and imposed painful employee layoffs.

•	We tightened customer credit terms and pursued more aggressive collection efforts.

•	We have always run with a lean corporate management team, made leaner now by moving personnel to assist and work more closely with some of our operating locations.

•	In general we instituted policies and procedures to maximize economies of scale and to minimize our potential losses.

In the Fourth Quarter we were also concerned enough about our future ability to comply with our financial covenants that we initiated discussions with our senior secured lenders. I’m happy to say that our lenders were supportive of our efforts and came through with new terms that more realistically reflected the current status of business and industry and provide more relaxed covenants to help insure that when business improved Metalico would have the necessary working capital. We will continue to work closely with our banks to help insure Metalico has adequate credit to operate the business.

As we entered 2009, in further belt tightening we reduced and then suspended the Company match for employee 401(k) contributions. The Company’s senior executives, including everyone at Metalico’s corporate office, waived contractual raises they were entitled to, and, along with many managers and supervisors, accepted a 10% pay cut to help us conserve capital. Many of our other employees, individuals earning less than management but still more than line workers, took smaller decreases in their salaries. The net affect of workforce reductions to date is 223 fewer employees now than when the crisis started. That’s a 29% reduction in personnel.

During the last six months, we also reduced our overall debt burden substantially, but we need to do more. As of today, the outstanding balance under our $60 million revolving credit facility stands near $2 million. We have borrowing availability of about $23 million, and we have a cash balance on hand of $27 million. Our total debt balance today is approximately $148 million, a reduction of more than $37 million from year end but still higher than we’d like given today’s business environment. As a result, we are saving approximately $3 million a year in interest expense.

We are continuing to look for ways to reduce debt further this year while maintaining operating flexibility and, we hope, freeing up capital to proceed with important capital projects such as building a shredder at the Rochester, New York operation.

Certainly all of this has made for a difficult and painful process for management, employees and shareholders alike. So on behalf of the Company I would like to express my thanks and appreciation to our employees for their commitment and cooperation and to our shareholders for their patience and support during this difficult period.

Looking ahead, we believe that commodities and scrap metal recycling specifically is a fundamentally good place to be. As manufacturing begins to recover and as raw material supplies tighten and become scarce due to how capacity and consumption have declined in the US economy, we expect metal prices to rise and cause volume to increase, which is critical to our business and I would argue, critical for economic improvement.

During 2009, Metalico will continue to focus on debt reduction, maintaining lean operations and finding new sources of scrap metal to rebuild volume and through-put at our facilities.

Despite the tough environment, some areas of the business are performing well. For example, the lead fabricating segment is generating steady profits and has not seen as much of the slow down as other areas.

The Platinum Group continues to make progress rebuilding unit volume through-put from generators or direct sources versus the wholesale-based business model that we saw when we first entered this area. The Hypercat catalyst coating subsidiary has experienced very impressive growth and is now profitable on a monthly basis. We expect its performance to continue improving during the rest of the year.

And most recently, we have begun to see a pick-up in domestic steel manufacturing which should over time help our de-ox business and improve demand for scrap from mini mills.

The economy may not completely recover to where it was a year ago anytime soon but we hope and expect gradual improvement. For our part, Metalico has to once again transition to growth with moderate leverage and we will strive to achieve growth internally and be less dependant on acquisitions that are currently difficult and expensive to finance.

Lastly, I would like to thank again our Metalico team and you, our shareholders, for your loyalty, patience and support.

I hope to see everyone next year and to have better things to report. Thank you.